UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2007

SAVVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29375	43-1809960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 SAVVIS Parkway, Town & Country, Missouri	63017
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (314) 628-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

At the Annual Meeting of Stockholders on May 10, 2007, stockholders of SAVVIS, Inc. (“SAVVIS”) approved an amendment to SAVVIS’ Amended and Restated 2003 Incentive Compensation Plan (the “2003 Plan”) increasing the number of shares available under the 2003 Plan from 12,066,666 to 13,666,666 shares. The amendment to the 2003 Plan is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On May 10, 2007, SAVVIS’ Board of Directors approved an amendment to Article V of SAVVIS’ Bylaws to provide that shares of SAVVIS’ common stock may be certificated or uncertificated. The amendment was adopted in response to the Nasdaq Stock Market requirement that beginning January 1, 2008, all securities listed on the Nasdaq Stock Market be eligible for direct share registration. Article V of the Bylaws as amended by the Board of Directors is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
3.1	Article V of SAVVIS, Inc. Amended and Restated Bylaws.

10.1	Amendment to Amended and Restated 2003 Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVVIS, INC.

Date: May 15, 2007	By:	/s/ Jeffrey H. Von Deylen
	Name:	Jeffrey H. Von Deylen
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Article V of SAVVIS, Inc. Amended and Restated Bylaws.

10.1	Amendment to Amended and Restated 2003 Incentive Compensation Plan.